EXHIBIT 99.1

Media & Investor Contact:

Sean O'Brien

(404) 262-8462

sean.obrien@pgi.com

PGi Announces Agreement to be Acquired by Siris Capital Group for $14.00 per Share
in an All-cash Deal Valued at Approximately $1 Billion

Acquisition Provides Immediate Shareholder Value and Supports PGi’s SaaS Transition

ATLANTA – September 10, 2015 – Premiere Global Services, Inc. (“PGi”) (NYSE: PGI), the world's largest dedicated provider of collaboration software and services, today announced that it has entered into a definitive agreement to be acquired by funds managed or advised by Siris Capital Group, LLC (“Siris”) in a transaction valued at approximately $1 billion.

Under the terms of the agreement, Siris will acquire all of the outstanding common stock of PGi for $14.00 per share in cash, representing a premium of approximately 23 percent over the closing price on September 10, 2015, and approximately 32 percent over PGi’s volume-weighted average share price during the 90 days ended September 10, 2015. The agreement was unanimously approved by PGi’s Board of Directors, which recommended that PGi’s shareholders approve and adopt the merger agreement with Siris. A special meeting of PGi’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to shareholders.

PGi may solicit alternative acquisition proposals from third parties during a 45-day “go-shop” period, following the date of execution of the merger agreement. There is no guarantee that this process will result in a superior proposal, and the merger agreement provides Siris with a customary right to match a superior proposal.

“Siris’ acquisition of PGi is a strong endorsement of our SaaS transformation strategy and provides immediate value to our shareholders,” said Boland Jones, PGi founder, chairman and CEO. “Working with Siris will allow PGi greater flexibility to accelerate our strategy in order to remain a leader in today’s highly competitive unified communications and collaboration (UC&C) market.”

Commenting on the transaction, Hubert de Pesquidoux, Siris Capital Executive Partner, said: “PGi has expertly navigated the rapidly evolving UC&C software and services space for over 20 years, and we see significant potential to further its market lead. We are eager to support PGi on its journey while also looking to drive new opportunities for innovation and growth as PGi continues to anticipate the changing needs of its world-class customer base.”

The transaction is subject to customary closing conditions, including the receipt of shareholder approval, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other foreign antitrust regulatory approvals, as necessary. The transaction is not subject to any financing condition. Upon completion of the acquisition, PGi will become wholly owned by an affiliate of Siris.

Allen & Company LLC is acting as financial advisor, and Alston & Bird LLP is acting as legal advisor to PGi in connection with the transaction. Siris has secured committed debt financing from Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Macquarie Capital (USA) Inc., who acted as financial advisors. William Blair & Company and Evercore are also acting as financial advisors, and Sidley Austin LLP is acting as legal advisor to Siris in connection with the transaction.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see PGi’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Premiere Global Services, Inc. │ PGi
PGi is the world's largest dedicated provider of collaboration software and services. We created iMeet®, an expanding portfolio of purpose-built applications designed to meet the daily collaboration and communications needs of business professionals, with solutions for web, video and audio conferencing, smart calendar management, webcasting, project management and sales productivity. PGi's award-winning UC&C solutions help nearly 50,000 businesses grow faster and operate more efficiently. To learn more, visit us at www.pgi.com.

About Siris Capital Group, LLC

Siris Capital is a leading private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business service companies in North America. Integral to Siris’ investment approach is its partnership with exceptional senior operating executives, or Executive Partners, who work exclusively with Siris to identify, validate and operate investment opportunities. Their significant involvement allows Siris to partner with management to add value both operationally and strategically. To learn more, visit us at www.siriscapital.com.

###

Forward-Looking Statements

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond PGi’s control. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require PGi to pay Siris a termination fee; (iii) risks related to the diversion of management’s attention from PGi’s ongoing business operations; (iv) risks regarding the failure of Siris to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on PGi’s business relationships (including, without limitation, customers, strategic alliance partners and suppliers), operating results and business generally; (vi) risks related to satisfying the conditions to the merger, including the failure of PGi’s shareholders to approve the merger, timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) the nature, cost and outcome of any future litigation and other legal proceedings, including any potential proceedings related to the proposed merger, (vii) risks and uncertainties associated with the merger, including the “go-shop” process and that competing acquisition proposals could be made; (ix) and other factors described from time to time in PGi’s press releases, reports and other filings made with the SEC, including but not limited to the "Risk Factors" section of PGi’s Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to PGi or a person acting on its behalf are expressly qualified in their entirety by these cautionary statements. PGi undertakes no obligation to publicly update or revise these forward looking statements for any reason.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PGi. In connection with the proposed merger, PGi will prepare a proxy statement to be filed with the SEC on Schedule 14A. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PGi. PGI’s SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by PGi with the SEC from the SEC’s website at www.sec.gov and on PGi’s website at www.pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PGi’s directors and executive officers and their ownership of PGi’s common stock is set forth in the proxy statement for PGi’s 2015 Annual Meeting of shareholders, which was filed with the SEC on April 27, 2015. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed transaction, which may be different than those of PGi’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.